Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken you should immediately consult your commercial bank, broker, dealer, trust company or other nominee.

LETTER OF TRANSMITTAL

relating to

NEWMONT GOLDCORP CORPORATION

Offers to Exchange

Any and all of the outstanding 3.625% Notes due 2021 issued on April 22, 2019
For a like principal amount of corresponding 3.625% Notes due 2021, which have been registered under the Securities Act of 1933, as amended

Any and all of the outstanding 3.700% Notes due 2023 issued on April 22, 2019
For a like principal amount of corresponding 3.700% Notes due 2023, which have been registered under the Securities Act of 1933, as amended

Any and all outstanding 5.450% Notes due 2044 issued on April 22, 2019
For a like principal amount of corresponding 5.450% Notes due 2044, which have been registered under the Securities Act of 1933, as amended

This Letter of Transmittal (as defined herein) relates to the Exchange Offers (as defined herein) being made by Newmont Goldcorp Corporation (“Newmont”). Each Exchange Offer will expire at 5:00 p.m., New York City time, on                   , 2019 (such date and time with respect to an Exchange Offer, as the same may be extended for such Exchange Offer, the “Expiration Date”). Tenders of any series of the Existing Notes (as defined herein) may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date (the “Withdrawal Deadline”), except in certain limited circumstances as set forth herein.

Delivery to:

The Bank of New York Mellon Trust Company, N.A.
As Exchange Agent

By Registered or Certified Mail: 111 Sanders Creek Parkway East Syracuse, NY 13057 Attention: Tiffany Castor	By Hand and Overnight Courier: 111 Sanders Creek Parkway East Syracuse, NY 13057 Attention: Tiffany Castor

By facsimile (for eligible institutions only): (732) 667-9408	For Information or Confirmation by Telephone: (315) 414-3034

E-mail:
CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION HEREOF VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE OR IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN, WILL NOT CONSTITUTE VALID DELIVERY. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

* If you are a holder of Existing Notes located in Canada, please refer to Annex A at the back of this Letter of Transmittal for important eligibility requirements and additional instructions.

The Exchange Offers

Newmont is offering holders of each series of the Existing Notes, in each case, upon the terms and subject to the conditions set forth in the accompanying prospectus, dated                   , 2019 (as amended or supplemented, the “Prospectus”), and this letter of transmittal (as amended or supplemented, this “Letter of Transmittal”), the opportunity to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all of the issued and outstanding Existing Notes issued by Newmont for a like principal amount of corresponding newly issued notes, which have been registered under the Securities Act of 1933, as amended, in each case, as set forth below. Subject to the terms and conditions set forth in the Prospectus, Newmont is making the following Exchange Offers:

•                  an offer to exchange any and all of the outstanding 3.625% Notes due 2021 issued by Newmont (the “Existing 2021 Notes”) for a like principal amount of corresponding newly issued 3.625% Notes due 2021, which have been registered under the Securities Act of 1933, as amended, to be issued by Newmont (the “Registered 2021 Notes”);

•                  an offer to exchange any and all of the outstanding 3.700% Notes due 2023 issued by Newmont (the “Existing 2023 Notes”) for a like principal amount of corresponding newly issued 3.700% Notes due 2023, which have been registered under the Securities Act of 1933, as amended, to be issued by Newmont (the “Registered 2023 Notes”); and

•                  an offer to exchange any and all of the outstanding 5.450% Notes due 2044 issued by Newmont (the “Existing 2044 Notes”) for a like principal amount of corresponding newly issued 5.450% Notes due 2044, which have been registered under the Securities Act of 1933, as amended, to be issued by Newmont (the “Registered 2044 Notes”).

The Existing 2021 Notes, the Existing 2023 Notes and the Existing 2044 Notes are referred to herein collectively as the “Existing Notes.” The Registered 2021 Notes, the Registered 2023 Notes and the Registered 2044 Notes are referred to herein collectively as the “Registered Notes.”

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The Existing Notes tendered hereby must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The following table sets forth information regarding the Existing Notes and the Registered Notes:

Title of Series of Existing Notes	CUSIP Numbers of Existing Notes	Maturity Date of Existing Notes	Aggregate Principal Amount Outstanding	Exchange Consideration	Title of Series of Registered Notes	CUSIP Numbers of Registered Notes	Maturity Date of Registered Notes
3.625% Notes due 2021	144A: 651639 AQ9; Reg S: U65163 AB0	June 9, 2021	$472,434,000	an equal principal amount of newly issued and registered 3.625% Notes due 2021	3.625% Notes due 2021	651639 AR7	June 9, 2021
3.700% Notes due 2023	144A: 651639 AS5; Reg S: U65163 AC8	March 15, 2023	$810,243,000	an equal principal amount of newly issued and registered 3.700% Notes due 2023	3.700% Notes due 2023	651639 AT3	March 15, 2023
5.450% Notes due 2044	144A: 651639 AU0; Reg S: U65163 AD6	June 9, 2044	$443,639,000	an equal principal amount of newly issued and registered 5.450% Notes due 2044	5.450% Notes due 2044	651639 AV8	June 9, 2044

The Exchange Offers are described in “The Exchange Offers” in the Prospectus and this Letter of Transmittal. All terms and conditions contained or otherwise referred to in the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore, you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Registered Notes are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Rights Agreement and, as a result, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes. See “Registration Rights” in the Prospectus.

The Registered Notes have not been registered with any state or foreign securities laws. The ability of a holder of Existing Notes to participate in the Exchange Offers also may be limited with respect to holders of Existing Notes outside the United States and the Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Existing Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction.

There is currently no market for the Registered Notes, and Newmont cannot assure you that any market will develop. Newmont does not intend to apply for listing of the Registered Notes on any securities exchange or for inclusion of the Registered Notes in any automated quotation system. All of the Existing Notes are held, and all of the Registered Notes are expected to be delivered, in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its participants, including CDS & Co., as nominee of CDS Clearing and Depositary Services Inc., Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. To exchange your Existing Notes for Registered Notes, you must instruct your commercial bank, broker, dealer, trust company or other nominee to further instruct the DTC participant through which your Existing Notes are held to tender for exchange your Existing Notes to DTC through the DTC’s Automated Tender Offer Program (“ATOP”) by the Expiration Date to receive the Registered Notes. See “The Exchange Offers” in the Prospectus.

Each holder of Existing Notes wishing to participate in the Exchange Offers, except holders of Existing Notes executing their tenders through ATOP procedures of DTC, should complete, sign and submit this Letter of Transmittal to the exchange agent, The Bank of New York Mellon Trust Company, N.A. (in such capacity, the “Exchange Agent”), prior to the Expiration Date.

, 2019

This Letter of Transmittal may be used to participate in the Exchange Offers if certificates representing Existing Notes are to be physically delivered to the Exchange Agent or if Existing Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP, for which the Exchange Offers are eligible. Unless you intend to tender your Existing Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, along with any physical certificates for the Existing Notes specified herein, to indicate the action you desire to take with respect to the Exchange Offers.

Holders of Existing Notes tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute tenders through ATOP, for which the Exchange Offers are eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offers to DTC prior to the Expiration Date. DTC will verify acceptance of the Exchange Offers, execute a book-entry transfer of the tendered Existing Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, that states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Existing Notes, that the participant has received and agrees to be bound by the terms of this Letter of Transmittal as an undersigned hereof and that Newmont may enforce the agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offers as to execution and delivery of this Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, holders of Existing Notes who tender their Existing Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal; provided that all holders of Existing Notes located in Canada are required to complete, sign and submit the Canadian Eligibility Form (which is attached as Annex A to this Letter of Transmittal) to the Exchange Agent, regardless of whether such Holders of Existing Notes are submitting the Letter of Transmittal or executing their tenders through DTC’s ATOP procedures.

As described more fully in the Prospectus, the Exchange Offers are subject to certain conditions. Subject to the completion of the Exchange Offers, Newmont will accept any and all of the Existing Notes that are validly tendered by holders of Existing Notes and not validly withdrawn prior to the Expiration Date. Accordingly, tenders of Existing Notes are not subject to proration. Any holder that is a commercial bank, broker, dealer, trust company or other nominee holding Existing Notes on behalf of more than one beneficial owner may submit to the Exchange Agent a list of the aggregate principal amounts of Existing Notes owned by each such beneficial owner, and the Exchange Agent, in determining the aggregate principal amount of

Registered Notes to be issued to such holder, will treat each such beneficial owner as a separate holder. Holders of Existing Notes that anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of Registered Notes to be delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required DTC participant with account information in this Letter of Transmittal. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction.

The Registered Notes will be issued in exchange for the Existing Notes pursuant to the applicable Exchange Offer, if consummated, on the settlement date, which shall be promptly after the Expiration Date (the “Settlement Date”). See “The Exchange Offers—Settlement Date” in the Prospectus.

On the Settlement Date, the Registered Notes will be issued by deposit in book-entry form with DTC.

Newmont may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer.

TENDER OF EXISTING NOTES

To effect a valid tender of Existing Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the tables below entitled “Method of Delivery” and “Description of Existing Notes Tendered” and sign this Letter of Transmittal where indicated.

Registered Notes will be delivered in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian, as specified in the table below entitled “Method of Delivery,” on the Settlement Date.

Newmont has not provided guaranteed delivery procedures in conjunction with the Exchange Offers or under the Prospectus or other materials provided therewith.

Failure to provide the information necessary to effect delivery of Registered Notes will render such holder’s tender defective, and Newmont will have the right, which it may waive in its sole discretion, to reject such tender without notice.

METHOD OF DELIVERY

☐                                    CHECK HERE IF PHYSICAL CERTIFICATES FOR TENDERED EXISTING NOTES ARE BEING DELIVERED HEREWITH.

☐                                   CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC.

PROVIDE BELOW THE NAME OF THE DTC PARTICIPANT AND PARTICIPANT’S ACCOUNT NUMBER IN WHICH THE TENDERED EXISTING NOTES ARE HELD AND/OR THE CORRESPONDING REGISTERED NOTES ARE TO BE DELIVERED.

Name of Tendering Institution:

DTC Participant Number:

Account Number:

Transaction Code Number:

List below the Existing Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the principal amount of Existing Notes and any certificate numbers should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF EXISTING NOTES TENDERED

1 Names and Address(es) of Certificate Holder(s) (Please fill in Certificate Number(s)*)	2 Principal Amount of Existing 2021 Notes Tendered**	3 Principal Amount of Existing 2023 Notes Tendered**	4 Principal Amount of Existing 2044 Notes Tendered**

*                                         Need not be completed if Existing Notes are being tendered by book-entry transfer.

**                                  Unless otherwise indicated in this column, a holder of Existing Notes will be deemed to have tendered ALL of the Existing Notes represented by the Existing Notes indicated in columns 2, 3 and/or 4. See Instruction 2. Existing Notes tendered hereby must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See Instruction 5.

The undersigned, or the beneficial owner (as defined below) on behalf of which the undersigned is acting, is a holder of Existing Notes and represents, warrants and agrees as set forth in paragraph 5 below.

Note: Signatures must be provided below.
Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the applicable Exchange Offer, the undersigned hereby tenders to Newmont the aggregate principal amount of Existing Notes indicated in the table above entitled “Description of Existing Notes Tendered.” The undersigned understands that validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which Newmont has waived such defect or caused such defect to be waived) will be deemed to have been accepted by Newmont if, as and when Newmont gives oral or written notice thereof to the Exchange Agent. The undersigned understands that Existing Notes validly tendered (and not validly withdrawn) and accepted in accordance with the terms and conditions will be exchanged for Registered Notes.

The undersigned understands that any Existing Notes tendered pursuant to the Exchange Offers may be withdrawn, subject to the procedures set forth in the Prospectus and this Letter of Transmittal, at any time on or prior to the Withdrawal Deadline. The undersigned understands that tenders of Existing Notes pursuant to the terms of the Exchange Offers after the Withdrawal Deadline will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law. If any Existing Notes are not accepted for exchange for any reason (or if Existing Notes are validly withdrawn), such Existing Notes will be returned, without expense, to the undersigned at the address shown above in the table entitled “Description of Existing Notes Tendered,” unless otherwise indicated herein or, in the case of book-entry delivery of Existing Notes, to the undersigned’s account at DTC or such other account, as designated herein, promptly after the expiration or termination of the Exchange Offers.

Following the later of (i) the Withdrawal Deadline and (ii) the date on which Existing Notes are tendered hereby, and subject to, and effective upon, Newmont’s acceptance for exchange of the principal amount of the Existing Notes tendered hereby, subject to and upon the terms and conditions, the undersigned hereby:

1.              irrevocably sells, assigns and transfers to or upon Newmont’s order or the order of Newmont’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Existing Notes tendered hereby, such that thereafter the undersigned shall have no contractual or other rights or claims in law or equity against Newmont or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with those Existing Notes;

2.              waives any and all rights with respect to the Existing Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of those Existing Notes; and

3.              releases and discharges Newmont and the Trustee from any and all claims that the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby, other than accrued and unpaid interest on the Existing Notes or as otherwise expressly provided in the Prospectus and this Letter of Transmittal, or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

The undersigned understands that tenders of Existing Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Existing Notes by Newmont will, following such acceptance, constitute a binding agreement between the undersigned and Newmont, subject to and upon the terms and conditions. All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees that:

1.              it has received the Prospectus;

2.              it is the beneficial owner (as defined herein) of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

3.              the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, restrictions, charges, pledges, claims, encumbrances, security interests and rights of any kind, and Newmont will acquire good, indefeasible and unencumbered title to those Existing Notes, free and clear of all liens, restrictions, charges, pledges, claims, encumbrances, security interests and rights of any kind, when Newmont accepts the same;

4.              it will not sell, pledge, hypothecate or otherwise encumber or transfer Existing Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

5.              it is otherwise a person to whom it is lawful to make available the Prospectus or to make the Exchange Offers in accordance with applicable laws;

6.              it is assuming all the risks inherent in participating in the Exchange Offers and has undertaken all the appropriate analyses of the implications of the Exchange Offers without reliance on Newmont, the Exchange Agent or any of their respective affiliates;

7.              it acknowledges that none of Newmont, the Trustee, as applicable, the Exchange Agent, or any of their respective affiliates, has made any recommendation or given any advice, legal, financial or otherwise, in connection with the Exchange Offers or given any assurance, guarantee or representation as to projected success, profitability, return, performance, result, effect, consequence or benefit of the Exchange Offers and it represents that is has made its own decision with regard to the Exchange Offers;

8.              it acknowledges that Newmont and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, covenants and agreements and agrees that if any of the acknowledgements, representations, covenants and warranties made by its submission of this Letter of Transmittal, or its agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, are, at any time prior to the consummation of the Exchange Offers, no longer accurate, it shall promptly notify Newmont. If it is acquiring the Registered Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations, covenants and agreements on behalf of such account;

9.              in evaluating the applicable Exchange Offer and in making its decision whether to participate in the applicable Exchange Offer by the tender of Existing Notes, it has made its own independent appraisal of the matters referred to in the Prospectus, this Letter of Transmittal and in any related communications;

10.       the tender of Existing Notes shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case, on the terms and subject to conditions described or referred to in the Prospectus;

11.       the submission of this Letter of Transmittal to the Exchange Agent shall, subject to a holder of Existing Notes’s ability to withdraw its tender prior to the Withdrawal Deadline, and subject to the terms and conditions of the Exchange Offers, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Existing Notes tendered hereby in favor of Newmont or any other person or persons as Newmont may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of Existing Notes and to execute all other documents and to do all other acts and things as may be, in the opinion of that attorney or agent, necessary or expedient for the purpose of, or in connection with, the acceptance of the tenders of Existing Notes pursuant to the applicable Exchange Offer, and to vest in Newmont or its nominees those Existing Notes;

12.       either:

•                           such holder is not (i) an “employee benefit plan” that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan to which Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), applies, (iii) an entity the underlying assets of which are considered to include “plan assets” of such employee benefit plan or plan (each of clauses (i), (ii) and (iii), a “Plan”) or (iv) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) that has made an election under Section 410(d) of the Code or a non-U.S. plan; or

•                           (i) such holder’s acquisition and holding of the Registered Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), (ii) if such holder is a Plan or is purchasing or holding the Registered Notes on behalf of or with “plan assets” of any Plan, neither of Newmont nor any of its affiliates, (A) has provided, and none of them will provide, any investment recommendation or investment advice on which such holder, or any fiduciary or other person investing the assets of such holder (a “Plan Fiduciary”), has relied or will rely as a primary basis in connection with its decision to invest in the Registered Notes, or (B) is otherwise acting, or has acted, as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such holder or any Plan Fiduciary in connection with such holder’s acquisition of the Registered Notes and (iii) such holder and all Plan Fiduciaries are exercising their own independent judgment in evaluating the investment in the Registered Notes;

13.       the terms and conditions of the applicable Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

14.       it is not an affiliate of ours;

15.       it is not a broker-dealer tendering Existing Notes acquired directly from us for its own account;

16.       the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

17.       it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

Unless otherwise indicated in the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” below, please deliver, if applicable, substitute certificates representing Existing Notes for any Existing Notes not exchanged in the name of the undersigned at the address specified above in the box entitled “Description of Existing Notes Tendered” or, in the case of a book-entry delivery of Existing Notes, please credit the account maintained at DTC (specified above in the box entitled “Method of Delivery”). Similarly, unless otherwise instructed in the box entitled “Special Issuance Instructions” below, please deliver Registered Notes in book-entry form, to the DTC account of the undersigned or the undersigned’s custodian as specified in the box entitled “Method of Delivery” on the Settlement Date.

The undersigned understands that the delivery and surrender of the Existing Notes is not effective, and the risk of loss of the Existing Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal (or a manually executed facsimile hereof), properly completed and duly executed, or a properly transmitted agent’s message, together with all accompanying evidences of authority and any other required documents in a form satisfactory to Newmont. All questions as to the validity, form, eligibility, including time of receipt and acceptance and withdrawal of tendered Existing Notes, will be determined by Newmont in its sole discretion, which determination will be final and binding.

In the case of a holder of Existing Notes located in Canada only, the undersigned, by delivering this Letter of Transmittal, represents and warrants that it is a Canadian “accredited investor,” as defined in National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable, and a “permitted client,” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Each holder of Existing Notes that submits this Letter of Transmittal (including by agreeing to the terms of this Letter of Transmittal pursuant to an agent’s message) and any other purchaser or subsequent transferee of Registered Notes will be deemed to have represented and agreed as follows:

1.              if the holder is a resident of one of the provinces or territories of Canada, the undersigned is (a) a Canadian “accredited investor,” as such term is defined in National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable, and a “permitted client,” as such term is defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations, (b) either (i) acquiring securities as principal, (ii) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a jurisdiction of Canada (other than a trust company or trust corporation registered solely under the laws of the Province of Prince Edward Island) or a foreign jurisdiction acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be, or (iii) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction and (c) was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106;

2.              the holder acknowledges that (A) none of Newmont, the Exchange Agent or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to it with respect to Newmont or the offer or sale of any Registered Notes, other than the information contained in, or incorporated by reference into, the Prospectus (as amended or supplemented prior to the Expiration Date) and (B) any information it desires concerning Newmont, the Existing Notes and the Registered Notes or any other matter relevant to its decision to acquire the Registered Notes (including a copy of the Prospectus) is or has been made available to it;

3.              the holder represents and warrants that it is able to act on its own behalf in the transactions contemplated by the Prospectus;

4.              The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Registered Notes issued in exchange for the Existing Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Existing Notes exchanged for such Registered Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933 and any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Registered Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Registered Notes;

5.              If you are a broker-dealer that will receive Registered Notes for your own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Existing Notes in the Exchange Offer, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Existing Notes held for your own account were not acquired as a result of market-making or other trading activities, such Existing Notes cannot be exchanged pursuant to the Exchange Offer.

6.              the holder understands that Newmont, its counsel and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that, if any of the acknowledgements, representations, warranties or agreements made by its tendering of Existing Notes are, at any time prior to the consummation of the Exchange Offers, no longer accurate, it shall promptly notify Newmont.  If it is acquiring the Registered Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations, warranties and agreements on behalf of such account; and

7.              the holder understands that no action has been or will be taken in any jurisdiction that would permit a public offering of the Registered Notes or the possession, circulation or distribution of the Prospectus, this Letter of Transmittal or any material relating to Newmont, the Existing Notes or the Registered Notes in any jurisdiction where action for that purpose is required. Accordingly, the Registered Notes offered hereby may not be offered, sold or exchanged, directly or indirectly, and none of the Prospectus, this Letter of Transmittal or any other offering material or advertisement in connection with this offering of the Registered Notes may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The representations, warranties, covenants and agreements of a holder tendering Existing Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Existing Notes means any holder of Existing Notes that exercises investment discretion with respect to those Existing Notes.

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 4)	(See Instruction 4)

To be completed ONLY if certificates for Existing Notes in a principal amount not tendered or not accepted are to be issued in the name of someone other than the undersigned, or if Existing Notes are to be returned or Registered Notes are to be issued by credit to an account maintained by DTC other than the account designated above. Issue certificates for Existing Notes not tendered or not accepted to:

To be completed ONLY if certificates for Existing Notes in a principal amount not tendered or not accepted are to be sent to someone other than the undersigned at an address other than that shown above.

Deliver certificates for Existing Notes not tendered or not accepted to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Taxpayer Identification Number)	(Taxpayer Identification Number)

(Such person(s) must also complete an IRS Form W-9, a Form W-8BEN, a Form W-8BEN-E, or other applicable Form W-8)	(Such person(s) must also complete an IRS Form W-9, a Form W-8BEN, a Form W-8BEN-E, or other applicable Form W-8)

Credit Registered Notes tendered by book-entry transfer to:

☐ The DTC account set forth below:

(DTC Account Number)

IMPORTANT: This Letter of Transmittal, or a facsimile hereof, or an agent’s message in lieu thereof (together with the certificates for Existing Notes or a book-entry confirmation and all other required documents) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

IN ORDER TO VALIDLY TENDER EXISTING NOTES FOR EXCHANGE,
HOLDERS OF EXISTING NOTES MUST COMPLETE, EXECUTE AND DELIVER THIS
LETTER OF TRANSMITTAL OR CAUSE TO BE PROPERLY TRANSMITTED AN AGENT’S MESSAGE.

SIGNATURES

(To be Completed By All Tendering Holders of Existing Notes Regardless of Whether Existing Notes Are Being Physically Delivered Herewith, Other Than Holders Effecting Delivery Through ATOP)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to Newmont the principal amount of the Existing Notes listed in the table entitled “Description of Existing Notes Tendered.”

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Area Code and Telephone Number	Date

If the holder(s) of Existing Notes [is]/[are] tendering any Existing Notes, this Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on (1) the certificate(s) for the Existing Notes or (2) a securities position listing of DTC, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and Newmont of such person’s authority to so act. See Instruction 6.

Name(s):

(Please Type or Print)

Capacity (full title):
Address:

(Including Zip Code)

SIGNATURE GUARANTEE
(If required—See Instruction 6)

Signature(s) Guaranteed by
an Eligible Guarantor Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Address)

Dated:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFERS

1.             Delivery of this Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of Existing Notes if certificates representing Existing Notes are to be physically delivered to the Exchange Agent or if Existing Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Holders of Existing Notes who tender their Existing Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal; provided that all holders of Existing Notes located in Canada are required to complete, sign and submit the Canadian Eligibility Form (which is attached as Annex A to this Letter of Transmittal) to the Exchange Agent, regardless of whether such holders are submitting the Letter of Transmittal or executing their tenders through DTC’s ATOP procedures.

Certificates for all physically tendered Existing Notes or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Existing Notes delivered electronically, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offers by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the Existing Notes for purposes of the Exchange Offers.

Delivery of this Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. This Letter of Transmittal should not be sent to Newmont or DTC.

The method of delivery of Existing Notes, this Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the election and risk of the holder of Existing Notes. Holders of Existing Notes should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent prior to the Expiration Date. Do not send this Letter of Transmittal or any Existing Notes to anyone other than the Exchange Agent.

Neither Newmont nor the Exchange Agent is under any obligation to notify any tendering holder of Existing Notes of Newmont’s acceptance of tendered Existing Notes prior to the Expiration Date.

2.             Partial Tenders (not applicable to Holders of Existing Notes who tender by book-entry transfer). If less than all of the Existing Notes evidenced by a submitted certificate are to be tendered, the tendering holder of Existing Notes(s) should fill in the aggregate principal amount of Existing Notes to be tendered in the box above entitled “Description of Existing Notes Tendered.” A reissued certificate representing the balance of non-tendered Existing Notes will be sent to such tendering holder of Existing Notes, unless otherwise provided in the appropriate box in this Letter of Transmittal, promptly after the Expiration Date. ALL OF THE EXISTING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED.

3.             Delivery of the Registered Notes. Registered Notes to be issued according to the terms of the applicable Exchange Offer, if consummated, will be delivered in book-entry form. The appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table entitled “Method of Delivery.” Failure to do so will render a tender of the Existing Notes defective, and Newmont will have the right, which it may waive, to reject such delivery. Holders of Existing Notes that anticipate participating in the Exchange Offers other than through DTC are urged to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Registered Notes to be delivered pursuant to the Exchange Offers and to obtain the information necessary to complete the table.

4.             Special Issuance and Special Delivery Instructions. Tendering holders of Existing Notes should indicate in the applicable box the name and address to which substitute certificates representing Existing Notes for any Existing Notes not exchanged are to be issued or sent or, in the case of a book-entry delivery of Existing Notes and/or Registered Notes, the appropriate DTC participant name and number, if different from the name or address or the DTC participant name and number, as the case may be, of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named also must be indicated. Holders tendering Existing Notes by book-entry transfer may request that Existing Notes not exchanged be credited to such account maintained at DTC as such holder may designate hereon. If no such instructions are given, such Existing Notes not exchanged will be returned to the name and address or the account maintained at DTC, as the case may be, of the person signing this Letter of Transmittal.

5.             Amount of Tenders. Tenders of Existing Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Holders who do not tender all of their Existing Notes should ensure that they retain a principal amount of Existing Notes amounting to at least the minimum authorized denomination. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of Existing Notes tendered.

6.             Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the holder of the Existing Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates or on DTC’s security position listing as the holder of such Existing Notes without any change whatsoever.

If any of the Existing Notes tendered hereby are held by two or more holders, each holder must sign this Letter of Transmittal.

If any tendered Existing Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

When this Letter of Transmittal is signed by the registered holder or holders of the Existing Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, any untendered or unexchanged Existing Notes are to be reissued to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) must be guaranteed by an Eligible Guarantor Institution (as defined below).

If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers, in each case, signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Guarantor Institution.

An “Eligible Guarantor Institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are used in Rule 17Ad-15):

a.              a bank;

b.              a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

c.               a credit union;

d.              a national securities exchange, registered securities association or clearing agency; or

e.               a savings association.

Newmont will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a manually executed facsimile hereof) or directing DTC to transmit an agent’s message, you waive any right to receive notice of the acceptance of your Existing Notes for exchange.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by Newmont, evidence satisfactory to Newmont of their authority to so act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Existing Notes are registered in the name of a commercial bank, broker, dealer, trust company or other nominee must contact such commercial bank, broker, dealer, trust company or other nominee if they desire to tender their Existing Notes.

7.             Transfer Taxes. Except as set forth in this Instruction 7, Newmont will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it, or to its order, pursuant to the Exchange Offers. If issuance of Registered Notes is to be made to, or if Existing Notes not tendered or exchanged are to be registered in the name of, any persons other than the registered holder, or if tendered Existing Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other persons) payable on account of the transfer to such other persons will be billed directly to the tendering holder of Existing Notes and/or withheld from any amounts due unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8.             Validity of Tenders. All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Existing Notes will be determined by Newmont, in its sole discretion, which determination will be final and binding. Newmont reserves the absolute right to reject any and all tendered Existing Notes determined by Newmont not to be in proper form or not to be tendered validly or any tendered Existing Notes acceptance of which by Newmont would, in the opinion of Newmont’s counsel, be unlawful. Newmont also reserves the right to waive, in its sole discretion, any defects, irregularities or conditions of tender as to particular Existing Notes, whether or not waived in the case of other Existing Notes. Newmont’s interpretation of the terms and conditions of the Exchange Offers, including the terms and instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within the time Newmont determines. Although Newmont intends to notify holders of Existing Notes of defects or irregularities with respect to tenders of Existing Notes, none of Newmont, the Exchange Agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification.

Tenders of Existing Notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of such Existing Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date or the withdrawal or termination of the Exchange Offers.

9.             Waiver of Conditions; Amendment of Terms. Newmont, in its sole discretion, may extend the Expiration Date with respect to any or all of the Exchange Offers, subject to applicable law. Subject to applicable law, Newmont expressly reserves the right, in its sole discretion and with respect to any or all of the Exchange Offers, to: (i) delay accepting any Existing Notes, extend the Exchange Offer or terminate the Exchange Offer and not accept any Existing Notes; and (ii) amend, modify or waive, in whole or in part, at any time or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to the consummation of any of the Exchange Offers.

10.          Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth under “The Exchange Offers—Withdrawal” in the Prospectus.

11.          Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at its telephone numbers set forth in this Letter of Transmittal and in the Prospectus. Questions regarding the terms of the Exchange Offers may be directed to the Exchange Agent at its address and telephone number set forth under “The Exchange Offers—Exchange Agent” in the Prospectus.

12.          Tax Identification Number; Backup Withholding. Under United States federal income tax laws, payments made with respect to the Exchange Offers may be subject to backup withholding (currently, at a rate of 24%). Generally, such payments may be subject to backup withholding if a holder of Existing Notes fails to provide its taxpayer identification number (“TIN”) or certification of exempt status or has been notified by the Internal Revenue Service (the “IRS”) that payments to it are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder of Existing Notes United States federal income tax liability and may entitle such holder of Existing Notes to a refund, provided that it furnishes the required information to the IRS on a timely basis.

To avoid backup withholding, each tendering Holder of Existing Notes of Existing Notes that is a “United States person” for United States federal income tax purposes must notify the Exchange Agent of its correct TIN by completing an IRS Form W-9 and certifying on such IRS Form W-9 that the TIN provided is correct (or that the holder is awaiting a TIN). In addition, each tendering holder of Existing Notes that is a “United States person” for United States federal income tax purposes is required to certify on the Form W-9 that such holder is not subject to backup withholding because (i) such Holder of Existing Notes is exempt from backup withholding, (ii) such holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified such Holder of Existing Notes that such holder is no longer subject to backup withholding. If the Exchange Agent or other applicable withholding agent is not provided with the correct TIN or an adequate basis for an exemption from backup withholding, a tendering holder of Existing Notes that is a “United States person” for United States federal income tax purposes may be subject to penalties imposed by the IRS and payments made to such person pursuant to the Exchange Offers may be subject to backup withholding as described above. For further information concerning backup withholding and instructions for completing IRS Form W-9 (including how a “United States person” for United States federal income tax purposes may obtain a TIN if it does not have one, and how to complete IRS Form W-9 if the Existing Notes are held in more than one name), consult the instructions on the IRS Form W-9 enclosed with this Letter of Transmittal.

To prevent backup withholding, each tendering holder of Existing Notes that is not a “United States person” for United States federal income tax purposes should (i) submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained at www.irs.gov.

NOTE: FAILURE TO COMPLETE AND RETURN AN IRS FORM W-9 (OR, IF YOU ARE NOT A UNITED STATES PERSON, THE APPLICABLE IRS FORM W-8) MAY RESULT IN BACKUP WITHHOLDING TAX ON PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFERS, AS WELL AS WITH RESPECT TO THE REGISTERED NOTES.

In order to tender, a holder of Existing Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC’s ATOP procedures. Only manually signed copies of this Letter of Transmittal will be accepted.

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon Trust Company, N.A.

By Regular, Registered or Certified Mail,
By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only): (732) 667-9408 Attention: Tiffany Castor	111 Sanders Creek Parkway East Syracuse, NY 13057 Attention: Tiffany Castor E-mail: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM	For Information or Confirmation by Telephone: (315) 414-3034

Questions regarding the Exchange Offers or the completion of this Letter of Transmittal or the Canadian Eligibility Form attached as Annex A hereto should be directed to the Exchange Agent, The Bank of New York Mellon Trust Company, N.A., at the telephone numbers and address set forth above. You may also contact your commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

requester. Do not TIN, later. or Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. U.S. person a Date a General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. • Form 1099-INT (interest earned or paid) • Form 1099-DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. Form W-9 (Rev. 10-2018) Cat. No. 10231X Sign Here Signature of Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter. Employer identification number – Part II Certification Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification a Go to www.irs.gov/FormW9 for instructions and the latest information. Give Form to the send to the IRS. Print or type. See Specific Instructions on page 3. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes. Individual/sole proprietor or C Corporation S Corporation PartnershipTrust/estate single-member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) a Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) Other (see instructions) a 5 Address (number, street, and apt. or suite no.) See instructions. Requester’s name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a Social security number – –

Page 2 Form W-9 (Rev. 10-2018) By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the instructions for Part II for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Page 3 Form W-9 (Rev. 10-2018) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 IF the entity/person on line 1 is a(n) . . . THEN check the box for . . . • Corporation Corporation • Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. Individual/sole proprietor or single-member LLC • LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation) • Partnership Partnership • Trust/estate Trust/estate

Page 4 Form W-9 (Rev. 10-2018) The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4

Page 5 Form W-9 (Rev. 10-2018) 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. For this type of account: Give name and SSN of: 1. Individual 2. Two or more individuals (joint account) other than an account maintained by an FFI 3. Two or more U.S. persons (joint account maintained by an FFI) 4. Custodial account of a minor (Uniform Gift to Minors Act) 5. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law 6. Sole proprietorship or disregarded entity owned by an individual 7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) The individual The actual owner of the account or, if combined funds, the first individual on the account1 Each holder of the account The minor2 The grantor-trustee1 The actual owner1 The owner3 The grantor* For this type of account: Give name and EIN of: 8. Disregarded entity not owned by an individual 9. A valid trust, estate, or pension trust 10. Corporation or LLC electing corporate status on Form 8832 or Form 2553 11. Association, club, religious, charitable, educational, or other tax-exempt organization 12. Partnership or multi-member LLC 13. A broker or registered nominee The owner Legal entity4 The corporation The organization The partnership The broker or nominee For this type of account: Give name and EIN of: 14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) The public entity The trust

Page 6 Form W-9 (Rev. 10-2018) The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

ANNEX A

Canadian Eligibility Form

Information relating to Canadian participants in Newmont Goldcorp Corporation’s (“Newmont”) exchange offers in respect of (i) the outstanding 3.625% Notes due 2021 issued by Newmont, (ii) the outstanding 3.700% Notes due 2023 issued by Newmont and (iii) the outstanding 5.450% Notes due 2044 issued by Newmont (collectively, the “Existing Notes”).

All holders of Existing Notes located in Canada are required to complete, sign and submit this Canadian Eligibility Form to The Bank of New York Mellon Trust Company, N.A., acting as exchange agent, regardless of whether such holders are submitting a Letter of Transmittal or executing their tenders through ATOP procedures of DTC.

* * *

The undersigned has completed the following and acknowledges that Newmont is relying on such information in respect of itself as the beneficial owner of Existing Notes or on behalf of all beneficial owners on behalf of which the undersigned is acting. If the space provided below is inadequate, list the certificate numbers, CUSIP numbers, principal amounts and other information on a separately executed schedule and affix the schedule to this Eligibility Form.

Full Legal Name(s), Address(es) and Telephone No. (s) of such Beneficial Owner	Title of Security	CUSIP Number	The paragraph number in the definition of “accredited investor” in section 1.1 of NI 45-106 (as defined herein) that applies to the Beneficial Owner (select only one)	The paragraph number in the definition of “permitted client” in section 1.1 of NI 31-103 (as defined herein) that applies to the Beneficial Owner (select only one)

Series of Existing Notes	CUSIP	VOI Number	Dealer	Principal Amount Held
3.625% Notes due 2021	144A: 651639 AQ9
Reg S: U65163 AB0
3.700% Notes due 2023	144A: 651639 AS5
Reg S: U65163 AC8
5.450% Notes due 2044	144A: 651639 AU0
Reg S: U65163 AD6

By:		Institution:
(Signature)

Name:		Address:

Title:
(City/State/Postal Code)

Dated:
(Country)
Telephone:
(including country code)
E-Mail:

ACCREDITED INVESTOR STATUS

“accredited investor,” as defined in National Instrument 45-106—Prospectus Exemptions (“NI 45-106”) or Section 73.3(1) of the Securities Act (Ontario), as applicable, means:

(1)                     except in Ontario, a Canadian financial institution or a Schedule III bank;

(2)                     in Ontario, a financial institution described in paragraph 1, 2 or 3 of section 73.1(1) of the Securities Act (Ontario);

(3)                     except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(4)                     in Ontario, the Business Development Bank of Canada;

(5)                     except in Ontario, a subsidiary of any person referred to in paragraph (1) or (3) above, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(6)                     in Ontario, a subsidiary of any person or company referred to in paragraph (2) or (4) above, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(7)                     except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

(8)                     in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by regulations;

(9)                     an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (7) above;

(10)              an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(11)              except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

(12)              in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or of the government of a province or territory of Canada;

(13)              a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(14)              any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(15)              except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

(16)              in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada;

(17)              an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

(18)              an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

(19)              an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(20)              an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(21)              a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(22)              an investment fund that distributes or has distributed its securities only to:

(i)                         a person that is or was an accredited investor at the time of the distribution;

(ii)                      a person that acquires or acquired securities in the circumstances referred to in Section 2.10 (Minimum amount investment) or 2.19 (Additional investment in investment funds) of NI 45-106; or

(iii)                   a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 (Investment fund reinvestment) of NI 45-106;

(23)              an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(24)              a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(25)              a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(26)              a registered charity under the Income Tax Act (Canada) that, in regard to trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(27)              an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraph (1), (3), (5), (7) or (15) above (and, in Ontario, paragraph (2), (4), (6), (8) or (16) above) in form and function;

(28)              a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(29)              an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

(30)              a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor;

(31)              in Ontario, a person or company that is recognized or designated by the Ontario Securities Commission as an accredited investor; or

(32)              a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For purposes of the foregoing definition all monetary references are in Canadian Dollars and:

“Canadian financial institution” means:

(1)                   an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under Section 473(1) of the Cooperative Credit Associations Act (Canada); or

(2)                     a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of the combination of persons that holds:

(1)                   a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or

(2)                     more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

“director” means:

(1)                   a member of the board of directors of a company or an individual who performs similar functions for a company; and

(2)                     with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

“eligibility adviser” means:

(1)                   a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed;

(2)                     in Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada; provided that the lawyer or public accountant must not have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and

(3)                     have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous twelve months.

“EVCC” means an employee venture capital corporation that does not have a restricted constitution and is registered under Part 2 of the Employee Investment Act (British Columbia) and whose business objective is making multiple investments.

“executive officer” means, for an issuer, an individual who is:

(1)                   a chair, vice chair or president;

(2)                     a vice president in charge of a principal business unit, division or function including sales, finance or production; or

(3)                     performing a policy-making function in respect of the issuer.

“financial assets” means:

(1)                   cash;

(2)                     securities; or

(3)                     a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada.

“founder” means, in respect of an issuer, a person who:

(1)                   acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

(2)                     at the time of the distribution or trade is actively involved in the business of the issuer.

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction.

“investment fund” means a mutual fund or a non-redeemable investment fund and, for greater certainty in British Columbia, includes an EVCC and VCC.

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate.

“non-redeemable investment fund” means an issuer:

(1)                   whose primary purpose is to invest money provided by its security holders;

(2)                   that does not invest;

(a)                                 for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

(b)                                 for the purpose of being actively involved in the management of any issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(3)                   that is not a mutual fund.

“person” includes:

(1)                   an individual;

(2)                     a corporation;

(3)                     a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(4)                     an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction.

“related liabilities” means:

(1)                   liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(2)                   liabilities that are secured by financial assets.

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada).

“spouse” means, an individual who:

(1)                   is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(2)                     is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(3)                     in Alberta, is an individual referred to in paragraph (1) or (2) above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

“VCC” means a venture capital corporation registered under Part 3 of the Small Business Venture Capital Act (British Columbia) whose business objective is making multiple investments.

* * * * * * * *

PERMITTED CLIENT STATUS

“permitted client,” as defined in National Instrument 31-103—Regulation Requirements, Exemptions and Ongoing Registrant Obligations (“N1 31-103”), means:

(1)                   a Canadian financial institution or a Schedule III bank;

(2)                                 the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(3)                                 a subsidiary of any person or company referred to in paragraph (1) or (2) above, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

(4)                                 a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

(5)                                 a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

(6)                                 an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (5) above;

(7)                                 the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

(8)                                 any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(9)                                 a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(10)                          a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

(11)                          a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(12)                          an investment fund if one or both of the following apply:

(a)                                 the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(b)                                 the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

(13)              in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

(14)                          in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

(15)                          an individual who beneficially owns financial assets, as defined in section 1.1 of NI 45-106, having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5 million;

(16)                          a person or company that is entirely owned by an individual or individuals referred to in paragraph (15) above, who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

(17)                          a person or company, other than an individual or an investment fund, that has net assets of at least CAD$25 million as shown on its most recently prepared financial statements;

(18)                          a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (1) to (17) above.